UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2022

WABASH NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette	Indiana	47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06 Material Impairments.

On January 10, 2022, the management of Wabash National Corporation (the “Company”) completed its review and approval of the Company’s plan for rebranding as “Wabash.” As part of the planning process, the Company assessed its usage of trade names and brand names in connection with the Company’s long-term growth strategy as One Wabash. Under the plan as approved, the Company no longer plans to use certain trade names or brand names, and will predominantly use Wabash (or variations thereof) to refer to the Company. The decision will result in non-cash impairment charges of approximately $28 million in the Company’s fourth quarter 2021 results related to trade name and trademark intangible assets associated with the Company’s non-Wabash trade names or brand names. Going forward, the Company anticipates a reduction in related amortization expense in fiscal year 2022 results of operations of approximately $2.5 million, which is expected to increase fiscal year 2022 diluted earnings per share by approximately $0.04 per share. The Company does not expect any material future cash expenditures related to these impairments.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this Current Report other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s plan to no longer use certain trade names or brand names, impairment charges related to trade name and trademark intangible assets, and the Company’s expectation for related material future cash expenditures. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this Current Report and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: January 10, 2022	By:	/s/ Michael N. Pettit
Michael N. Pettit
Senior Vice President and Chief Financial Officer